Exhibit 99

THE RETIREMENT SAVINGS PLAN OF

PERSHING LLC

Financial Statements for the

Year Ended December 31, 2004 and

Period May 1, 2003 to December 31, 2003

THE RETIREMENT SAVINGS PLAN OF PERSHING LLC

TABLE OF CONTENTS

PAGE
REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM	1

STATEMENTS OF NET ASSETS AVAILABLE FOR BENEFITS AS OF DECEMBER 31, 2004 AND 2003	2

STATEMENTS OF CHANGES IN NET ASSETS AVAILABLE FOR BENEFITS FOR THE YEAR ENDED DECEMBER 31, 2004 AND FROM MAY 1, 2003 TO DECEMBER 31, 2003	3

NOTES TO FINANCIAL STATEMENTS	4 - 8

SUPPLEMENTAL SCHEDULES

SCHEDULE H, LINE 4(i) – SCHEDULES OF ASSETS HELD AT END OF YEAR	9 - 15

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Committee and the Participants of the Retirement

Savings Plan of Pershing LLC

New York, New York

We have audited the accompanying statements of net assets available for benefits of the Retirement Savings Plan of Pershing LLC as of December 31, 2004 and 2003, and the related statements of changes in net assets available for benefits for the year ended December 31, 2004 and the period May 1, 2003 to December 31, 2003. These financial statements are the responsibility of the Plan’s management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. We were not engaged to perform an audit of the Plan’s internal control over financial reporting. Our audits included consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Plan’s internal control over financial reporting. Accordingly, we express no such opinion. An audit also includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, and evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the net assets available for benefits of the Plan at December 31, 2004 and 2003, and the changes in its net assets available for benefits for the year ended December 31, 2004 and the period May 1, 2003 to December 31, 2003, in conformity with U.S. generally accepted accounting principles.

Our audits were performed for the purpose of forming an opinion on the financial statements taken as a whole. The accompanying supplemental schedule of assets (held at end of year) as of December 31, 2004, is presented for purposes of additional analysis and is not a required part of the financial statements but are supplementary information required by the Department of Labor’s Rules and Regulations for Reporting and Disclosure under the Employee Retirement Income Security Act of 1974. This supplemental schedule is the responsibility of the Plan’s management. The supplemental schedule has been subjected to the auditing procedures applied in our audits of the financial statements and, in our opinion, are fairly stated in all material respects in relation to the financial statements taken as a whole.

New York, New York

June 23, 2005	/S/ ERNST & YOUNG LLP

THE RETIREMENT SAVINGS PLAN OF PERSHING LLC

STATEMENTS OF NET ASSETS AVAILABLE FOR BENEFITS

	December 31,
	2004	2003
ASSETS:
Investments - at fair value:
Core investment options	$74,695,566	$66,916,868
Asset allocation/ life strategy funds	6,959,038	5,825,952
Index funds	5,911,916	3,929,539
Extended options	116,413,544	82,186,674
Loans to participants	7,414,985	6,664,814

Total investments	211,395,049	165,523,847
Employer’s contribution receivable	13,339,454	12,200,456

Total assets	224,734,503	177,724,303

NET ASSETS AVAILABLE FOR BENEFITS	$224,734,503	$177,724,303

See accompanying notes to the financial statements.

THE RETIREMENT SAVINGS PLAN OF PERSHING LLC

STATEMENTS OF CHANGES IN NET ASSETS AVAILABLE FOR BENEFITS

	Year Ended December 31, 2004	From May 1, 2003 to December 31, 2003
ADDITIONS:
Investment Income:
Interest and dividend income	$5,526,835	$2,311,578
Net appreciation in fair value of investments	12,214,448	9,936,510

Total investment income	17,741,283	12,248,088
Contributions:
Employer	13,425,187	12,200,456
Participants
Transfer in from participants	—	147,861,400
Participants’ contributions during the period	20,758,952	7,666,583

Total participants’ contributions	20,758,952	155,527,983
Total contributions	34,184,139	167,728,439

Total additions	51,925,422	179,976,527

DEDUCTIONS:
Benefits paid to participants	6,521,591	2,219,411
Administrative expenses	39,681	32,813

Total deductions	6,561,272	2,252,224

Transfers from other plans	1,646,050	—

Net increase	47,010,200	177,724,303

NET ASSETS AVAILABLE FOR BENEFITS
Beginning of year	177,724,303	—

End of year	$224,734,503	$177,724,303

See accompanying notes to the financial statements.

THE RETIREMENT SAVINGS PLAN OF PERSHING LLC

NOTES TO FINANCIAL STATEMENTS

1.	DESCRIPTION OF THE PLAN

General Information – The Retirement Savings Plan of Pershing LLC (the “Plan”) is a defined contribution plan sponsored by The Bank of New York Company, Inc. (the “Company”), which is intended to meet the requirements of the Employee Retirement Income Security Act of 1974 (“ERISA”). The Plan provides employees with an opportunity to invest a portion of their annual compensation, augmented by matching Company contributions, to provide financial security during their working careers and additional income in their retirement.

On May 1, 2003, the Company acquired Credit Suisse First Boston’s Pershing unit. The Plan was established as of May 1, 2003 by the Company for domestic employees of Pershing LLC and its participating affiliates, collectively (“Pershing”).

Administration – The Plan is administered by the Benefits Committee (the “Committee”), which is appointed by the Chief Executive Officer of the Company to supervise the administration of the Plan.

Participation – Under the terms of the Plan, each employee (as defined) becomes eligible to participate in the Plan after completing 30 days of service. A part time employee whose principal place of employment is in the U.S. shall become a Participant on the first day following completion of one year of service. Pershing employees who were previously participants in the Employees’ Savings and Retirement Plan of Credit Suisse First Boston (“CSFB Plan”) as of May 1, 2003 were eligible to become participants of the Plan immediately. Participants in the CSFB Plan had a choice to rollover their balances into the Plan or leave their balances in the CSFB Plan. Approximately $147.9 million of the balances from the CSFB Plan were transferred to the Plan and credited to the Employee’s Account.

Contributions – Employees may voluntarily contribute up to 20% of their total compensation (as defined) to the Plan. Total compensation for Plan purposes is limited to $205,000 for 2004, and $200,000 for 2003 and includes salary paid beginning with the date of the employee’s enrollment and subsequent periods during which the employee is eligible to participate in the Plan.

There are two types of contributions made to the plan by the Company: (1) the “Retirement Contribution” and (2) the “Non-discretionary Contribution” or “Matching Contribution”.

Retirement Contribution – All employees are eligible for the annual retirement contribution. The employee must be employed by Pershing on December 31st of each year in order to receive that year’s retirement contribution. The contribution is based on the amount of base salary paid to the employee during the plan year and years of service up to 10% of the employee’s base salary. Retirement contribution vests upon completion of five years of service.

Non-Discretionary Contribution or Matching Contribution – Pershing will make a contribution to the employee’s account for a particular year, provided the employee is employed on December 31st of that year. The amount of this contribution depends on the employee’s eligibility group (as defined).

Group 1 Eligible Employees – Participants who are managing directors will receive a contribution equal to 6% of base salary earned while eligible for the Plan, to a maximum of $12,300 for 2004 and $12,000 for 2003, reduced by the amount of Pershing’s retirement contribution to the employee’s account for such year if the employee was hired on or after January 1, 2000 by the Company or a predecessor company.

Group 2 Eligible Employees – Participants who are not Group 1 employees will receive a matching contribution equal to 100% of their contributions, up to $3,000 for 2004, and $3,000 for 2003.

Pre-tax contributions are always 100% vested.

To satisfy the deferred compensation rules of Section 401(k) of the Internal Revenue Code of 1986 as amended (the “Code”), contributions are limited to the extent necessary to reduce the actual deferral percentage for the affected highly compensated group, as defined by the Code. The maximum individual salary deferral contribution per participant for each Plan year is $13,000 in 2004, and $12,000 in 2003, and will increase each year by $1,000 until it reaches $15,000 in 2006, as provided in the Internal Revenue Code.

Participants’ Accounts – The participant’s account is credited with the applicable amount of Company contributions and any voluntary contributions made by the participant. Payments with respect to a participant’s interest under the Plan are charged to the participant’s account. The account is also credited with the proportionate share of any investment earning’s and any increase or decrease in the fair market value of the investment fund or funds in which he or she participates.

Investment Programs – Participants can invest in one or more of over two hundred professionally managed mutual funds. There are a wide variety of investment choices such as stable value, international, indexed, bond, and growth funds. The Plan investment options are arranged in four groups: Core Investment Options, Asset Allocation/Life Strategy Funds, Index Funds and Extended Options.

Core Investment Options – represent six funds for investors who are less experienced but comfortable with choosing investment options from a variety of styles.

Asset Allocation/Life Strategy Funds – provide a professionally managed mix of investments diversified across asset classes.

Index Funds – Index Funds closely track specific market indices, offering investors cost-effective exposure to markets and sectors.

Extended Options – represents a wide array of investment styles. These investment options are generally for more experienced investors who seek a more focused approach to investing.

The Plan is intended to qualify under Section 404 (c) of ERISA.

Withdrawals from the Plan – The vested value of the Participant’s account will be payable upon termination of employment. The account will be valued as of the next valuation date following a distribution request. The account value will then be paid as a lump sum distribution. The participant may elect to have the total vested value of the account remain in the Plan until normal retirement date, however, account balances less than $5,000 will be automatically distributed in cash three months after termination of employment if a distribution has not been requested.

If the Participant dies, payments will be made to the designated beneficiary. If the Participant is married, the spouse is automatically the beneficiary, unless the participant designated an alternate beneficiary, which is consented to by the Participant’s spouse as witnessed by a plan representative or notary public. If the Participant is not married, and if no beneficiary was designated, payments go directly to the Participant’s estate.

Subject to certain limitations, a participant may also withdraw all or part of his or her account that is fully vested upon attainment of age 59½ or in the event of total disability.

In the case of extreme hardship (as defined in “the Plan”), a participant may be able to withdraw a portion or all of his or her contributions to the Plan. The Committee has discretionary power to approve such a withdrawal.

Loans to Participants – Loans from the Plan must be repaid over one to five years for a regular loan and one to ten years for a primary residence loan. The interest rate is based on a reasonable market rate (based on the prime rate) as determined by the Committee. Loans will be repaid by deducting a set amount of principal and interest from each of the Participant’s paycheck. The Participant cannot borrow against the value of their Retirement Contribution and earnings even if they are vested. The participant may borrow up to 50% of the total vested value of the account with a minimum loan amount of $500 and a maximum of $50,000.

Amendment, Suspension and Termination – The Board of Directors of the Company (the “Board”) may amend or terminate the Plan, in whole or in part, at any time. No such amendment or termination, however, may have the effect of diverting any part of the Fund to any purpose other than for the exclusive benefit of the participants. Likewise, an amendment or termination may not reduce the interest of any participant in the trust fund accrued prior to such amendment. The Board may, however, make such amendments, of retroactive effect if necessary, as required or advisable to comply with the provisions of the Code and ERISA pertaining to savings plans and trusts.

Although it is contemplated that the Plan will be a continuing program, the Board may, prior to the end of any year, suspend the Plan by omitting Pershing’s contribution for such year. In the event of such suspension, all provisions of the Plan other than those relating to Pershing’s contribution for the year or years of suspensions shall continue in effect.

In the event of termination, the Plan and the trust agreement may be kept in effect by the Board with respect to the contributions already made to the Plan, or the trust agreement may be terminated. If the trust agreement is terminated, assets of the trust fund shall be converted into cash and such cash shall be distributed to the participants in proportion to their respective interests.

Additional information regarding participants’ rights is provided in the Summary Plan Description.

2.	SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

The following is a summary of the more significant accounting policies of the Plan:

Use of Estimates – The preparation of financial statements in conformity with U.S. generally accepted accounting principles requires management to make estimates that affect the amounts reported in the financial statements and accompanying notes. Actual results could differ from those estimates.

Investment Valuation – The Plan’s investments are held by Fidelity as Trustee and are reported at fair value. Loans to participants are valued at their outstanding principal balances.

Investment Transactions and Investment Income – Investment transactions are recognized on the trade date of the purchase or sale. Dividend income is recognized on the ex-dividend date. Interest income is recognized on an accrual basis.

Administrative Expenses – Certain administrative and investment services are paid for by the Plan. Other minimal custodial fees are paid for by The Bank of New York Company, Inc.

Tax Status – The Plan has not received a determination letter from the Internal Revenue Service stating that the Plan is qualified under Section 401(a) of the Internal Revenue Code (the “Code”). However, the plan administrator believes that the Plan has been designed to comply with and is operating in accordance with the requirements of the Code and, therefore, believes the Plan is qualified and the related trust is exempt from taxation.

3.	INVESTMENTS

The fair values of individual investments that represent five percent or more of the Plan’s net assets available for benefits are as follows:

	December 31, 2004	December 31, 2003
Based on Quoted Market Prices:

Fidelity Managed Income Fund	$46,850,462	$43,079,037

Alliance/Frontier Growth Fund	16,228,971	15,562,383

The Plan’s investments (including gains and losses on investments bought and sold, as well as held during the year) appreciated (depreciated) in fair value as follows:

Net Appreciation (Depreciation) in Fair Value

	2004	2003
Core investment options	$3,171,726	$2,379,495
Asset allocation / life strategy funds	395,655	391,220
Index funds	488,270	250,879
Extended options	8,158,797	6,914,916

	$12,214,448	$9,936,510

SUPPLEMENTAL SCHEDULE

THE RETIREMENT SAVINGS PLAN OF PERSHING LLC

SCHEDULE H, LINE 4(i) - SCHEDULE OF ASSETS HELD AT END OF YEAR

Identity of Issue, Borrower, Lessor or Similar Party	Number of Shares Held	Fair Value
Core Investment Options
Fidelity Managed Income Portfolio Fund	46,850,462	$46,850,462
Alliance/Frontier Growth Fund	1,247,423	16,228,971
Fidelity Growth and Income Fund	35,854	1,369,961
Vanguard Institutional Index Fund	77,608	8,592,030
Vanguard Capital Opportunity Fund	14,826	1,053,861
Fidelity Diversified International Fund	20,960	600,281

Total Core Investment Options		$74,695,566

Asset Allocation/ Life Strategy Funds
Fidelity Asset Manager Fund	23,412	$379,510
Fidelity Asset Manager Growth Fund	23,231	344,281
Fidelity Asset Manager Income Fund	13,523	171,331
Fidelity Freedom Income Fund	11,980	135,018
Fidelity Freedom 2000 Fund	21,242	256,600
Fidelity Freedom 2010 Fund	96,167	1,309,799
Fidelity Freedom 2020 Fund	161,992	2,261,407
Fidelity Freedom 2030 Fund	88,658	1,248,308
Fidelity Freedom 2040 Fund	38,599	319,210
Vanguard Life Strategy Conservative Growth Fund	4,612	70,373
Vanguard Life Strategy Growth Fund	13,852	277,596
Vanguard Life Strategy Income Fund	7,595	102,767
Vanguard Life Strategy Moderate Growth Fund	4,625	82,838

Total Asset Allocation/ Life Strategy Funds		$6,959,038

Index Funds
Fidelity U.S. Bond Index Fund	93,500	$1,041,585
Vanguard Balance Index Fund	24,690	480,226
Vanguard Value Index Fund	7,730	165,038
Spartan U.S. Equity Fund	18,407	788,941
Vanguard Total Stock Market Fund	19,424	558,837
Vanguard Growth Index Fund	24,381	643,901
Vanguard Extended Market Index Fund	8,011	251,219
Vanguard Mid Cap Index Fund	7,784	552,022
Vanguard Small Cap Index Fund	29,484	791,067
Vanguard Euro Stock Index Fund	2,800	170,825
Vanguard Total International Stock Fund	9,420	118,689
Vanguard Pacific Stock Index Fund	1,438	13,485
Vanguard REIT Index Fund	4,193	336,081

Total Index Funds		$5,911,916

(continued on next page)

THE RETIREMENT SAVINGS PLAN OF PERSHING LLC

SCHEDULE H, LINE 4(i) - SCHEDULE OF ASSETS HELD AT END OF YEAR (Continued)

Identity of Issue, Borrower, Lessor or Similar Party	Number of Shares Held	Fair Value
Extended Options
Fidelity Fund	6,736	$201,260
Fidelity Trend Fund	544	29,199
Fidelity Ginnie Mae Fund	49,432	547,705
Fidelity Magellan Fund	12,834	1,332,072
Fidelity Contra fund	52,703	2,990,344
Fidelity Equity Income Fund	6,964	367,575
Fidelity Growth Company Fund	27,319	1,531,765
Spartan Muni Income Fund	193	2,529
Fidelity Value Fund	13,418	956,593
Fidelity Select Gold Fund	9,723	261,644
Fidelity Government Income Fund	106,835	1,093,985
Fidelity Select Healthcare Fund	9,373	1,200,650
Fidelity Select Technology Fund	16,009	963,572
Fidelity Select Financial Fund	1,468	172,060
Fidelity Independence Fund	10,182	181,552
Fidelity OTC Portfolio Fund	8,331	288,995
Fidelity Overseas Fund	6,957	246,135
Fidelity Europe Fund	3,505	119,709
Fidelity Pacific Basin Fund	2,309	45,655
Fidelity Real Estate Investment Fund	22,809	673,766
Fidelity Balanced Fund	84,097	1,498,607
Fidelity International Discovery Fund	6,192	174,613
Fidelity Capital Appreciation Fund	69,190	1,801,004
Fidelity Convertible Securities Fund	8,666	187,175
Fidelity Blue Chip Fund	227,414	9,485,437
Fidelity Disciplined Equity Fund	5,114	129,345
Fidelity Low-Priced Stock Fund	131,893	5,308,706
Fidelity Worldwide Fund	5,237	95,578
Fidelity Equity Income II Fund	9,520	228,576
Fidelity Stock Selector Fund	1,784	40,682
Fidelity Emerging Markets Fund	2,506	32,399
Fidelity Aggressive Growth Fund	53,516	888,367

(continued on next page)

THE RETIREMENT SAVINGS PLAN OF PERSHING LLC

SCHEDULE H, LINE 4(i) - SCHEDULE OF ASSETS HELD AT END OF YEAR (Continued)

Identity of Issue, Borrower, Lessor or Similar Party	Number of Shares Held	Fair Value
Extended Options (continued)
Fidelity Dividend Growth Fund	161,999	$4,615,349
Fidelity Export and Multinational Fund	38,033	746,970
Fidelity Focused Stock Fund	3,690	37,273
Fidelity Aggressive International Fund	6,195	103,580
Fidelity Small Cap Independence Fund	16,576	326,874
Fidelity Mid-Cap Stock Fund	39,920	936,130
Fidelity Europe Capital Appreciation Fund	7,970	171,588
Fidelity Latin America Fund	6,890	145,732
Fidelity Japan Fund	11,468	146,790
Fidelity Japan Smaller Companies Fund	20,404	256,685
Fidelity Strategic Income Fund	54,469	586,636
Fidelity Fifty Fund	27,326	563,739
Fidelity Select Natural Resources Fund	13,311	230,688
PIMCO Total Return Fund	201,471	2,149,695
PIMCO CCM Capital Appreciation I Fund	8,897	161,044
Brazos Small Capital Growth Fund	1,811	32,617
PIMCO CCM Mid-Cap I Fund	5,820	141,124
T. Rowe Price New Horizons Fund	5,635	164,781
T. Rowe Price European Stock Fund	1,686	33,559
PIMCO Global Bond I Fund	27,112	284,130
T. Rowe Price International Stock Fund	1,408	18,208
PIMCO High Yield Fund	74,547	743,229
T. Rowe Price International Discovery Fund	9,776	319,006
Neuberger Berman Partners Investment Fund	407	10,217
PIMCO Long-Term Government I Fund	91,012	989,300
T. Rowe Price New Asia Fund	14,194	142,507
T. Rowe Price High Yield Fund	22,439	161,558
Scudder Global Fund S	6,063	161,512

(continued on next page)

THE RETIREMENT SAVINGS PLAN OF PERSHING LLC

SCHEDULE H, LINE 4(i) - SCHEDULE OF ASSETS HELD AT END OF YEAR (Continued)

Identity of Issue, Borrower, Lessor or Similar Party	Number of Shares Held	Fair Value
Extended Options (continued)
Credit Suisse Fixed Income Fund	407,491	$4,095,287
T.Rowe Price New Era Fund	12,191	410,605
American Century Ultra Investments Fund	5,564	164,149
American Century International Growth Fund	14,147	128,173
American Century Value Fund	43,540	321,764
American Century Real Estate Fund	14,380	355,915
American Century International Discovery Fund	9,308	125,384
Morgan Stanley Institutional Emerging Markets Debt Fund A	24,312	88,496
Morgan Stanley Institutional Equity Growth Fund A	9,385	158,426
Columbia Acorn Fund Z	105,335	2,786,111
Columbia Acorn USA Fund Z	15,027	378,687
Morgan Stanley Institutional U.S. Real Estate Fund A	7,751	179,891
UBS Global Equity Fund	18,201	217,324
Clipper Fund	59,734	5,356,975
PBHG Emerging Growth Fund	4,670	61,778
PBHG Select Growth Fund	3,189	71,406
Van Kampen Aggressive Growth A Fund	5,645	80,101
PBHG Growth Fund	2,369	45,431
Harbor International Growth Fund	1,129	10,364
ICAP Equity Portfolio Fund	113	4,953
Janus Mercury Fund	11,792	254,356
Janus Aspen Worldwide Growth Fund	1,090	29,194
TIFF Templeton Emerging Markets Fund	7,866	118,693
Brazos Real Estate Securities Y Fund	18,939	158,138
T. Rowe Price Mid-Cap Growth Fund	23,436	1,168,997
Morgan Stanley Institutional Fund Trust CP FX Income Fund	10,510	121,290
Morgan Stanley Institutional Fund Trust High Yield I Fund	7,114	39,267
Morgan Stanley Institutional Fund Trust U.S. Small-Cap Value Fund	1,714	38,866
Morgan Stanley Institutional Fund Trust U.S. Mid-Cap Value Fund	1,823	42,742
Morgan Stanley Institutional Fund Trust Value I Fund	626	11,210
Morgan Stanley Institutional Fund Trust Mid-Cap Growth I Fund	2,769	58,155
Neuberger Berman Genesis Trust	26,354	1,124,533
AIM Premier Equity A Fund	6,465	63,875
Oakmark Select I Fund	189,924	6,333,977
Oakmark International I Fund	53,883	1,138,551
Oakmark Fund I	24,612	1,028,023
PIMCO StockPlus Institutional Fund	10,731	107,636
T.Rowe Price Science & Technology Fund	11,671	222,923
Strong Advisor Common Stock Fund Class Z	2,338	52,956

(continued on next page)

THE RETIREMENT SAVINGS PLAN OF PERSHING LLC

SCHEDULE H, LINE 4(i) - SCHEDULE OF ASSETS HELD AT END OF YEAR (Continued)

Identity of Issue, Borrower, Lessor or Similar Party	Number of Shares Held	Fair Value
Extended Options (continued)
Strong Opportunity Fund	3,509	$162,825
T. Rowe Price Emerging Market Bond Fund	17,674	234,362
T. Rowe Price Emerging Market Stock Fund	7,988	155,045
T. Rowe Price Equity Income Fund	10,769	286,355
USSA GNMA Trust	19,489	191,185
USSA Income Stock Fund	975	16,249
USSA Growth Fund	2,692	37,360
T. Rowe Price Small-Cap Value Fund	62,002	2,212,239
Templeton Growth Fund Class Advisor	17,669	404,441
Vanguard International Value Fund	23,938	740,413
Vanguard Strategic Equity Fund	58,610	1,256,017
Vanguard Global Equity Fund	62,788	1,133,960
Vanguard Morgan Growth Fund	27,069	441,760
Vanguard Selected Value Fund	25,265	456,539
Credit Suisse Capital Appreciation Fund Common Class	2,066	34,714
Credit Suisse Mid Cap Growth Fund	2,412	75,064
Credit Suisse Global Fixed Income Fund Common Class	11,065	113,966
American Funds AMCAP Fund A	135,201	2,478,232
American Funds American Mutual Fund A	6,429	170,249
American Funds Capital Income Builder Fund A	8,114	432,127
American Funds Capital World Growth & Income Fund A	11,595	392,948
American Funds Euro Pacific Growth Fund A	7,137	254,287
American Funds Fundamental Investment Fund A	3,117	100,531
American Funds Growth Fund of America Fund A	124,863	3,418,760
American Funds Investment Co of America Fund A	9,407	289,266
American Funds New Economy Fund A	9,899	208,179
American Funds New Perspective Fund A	6,319	175,150
American Funds Small Cap World Fund A	1,093	34,117
American Funds Washington Mutual Fund A	15,127	465,598
Van Kampen Emerging Growth Fund A	5,067	195,887
T. Rowe Price Financial Services Fund	9,815	230,645
American Funds New World Fund A	456	14,724
ICAP Euro Select Equity Fund	679	20,487
PIMCO Emerging Market Bond I Fund	94,885	1,030,448
PIMCO Real Return Fund	136,355	1,566,714
T. Rowe Price Media & Telecomm Fund	6,804	193,434
T. Rowe Price Global Stock Fund	1,932	31,024
Vanguard Dividend Growth Investment Fund	26,726	324,717
Vanguard Convertible Securities Fund	12,887	171,275

(continued on next page)

THE RETIREMENT SAVINGS PLAN OF PERSHING LLC

SCHEDULE H, LINE 4(i) - SCHEDULE OF ASSETS HELD AT END OF YEAR (Continued)

Identity of Issue, Borrower, Lessor or Similar Party	Number of Shares Held	Fair Value
Extended Options (continued)
ICAP Select Equity Fund	4,750	$163,152
Janus Global Technology Fund	19,472	207,963
Janus Mid Cap Growth Fund	7,035	181,791
Munder NetNet Fund A	18,695	357,451
Needham Growth Fund	47,356	1,476,074
Janus Aspen International Growth Fund I	1,461	39,714
Putnam Voyager Fund	3,244	55,604
Putnam Growth & Income Fund	11,435	222,291
Credit Suisse Large Cap Value Fund A	193,145	3,922,771
Janus Aspen Growth Institutional Fund	2,752	55,224
Janus Aspen Capital Appreciation Fund	4,565	112,200
Vanguard Inflation-Protected Securities Fund	117,750	1,480,114
American Funds Growth Fund America Fund A	49	1,354
Putnam Global Equity Fund	7,907	68,712
Vanguard Equity Income Fund	6,436	316,982
Vanguard Growth & Income Fund	7,023	351,056
Vanguard International Growth Fund	49,102	2,944,629
Vanguard U.S. Growth Fund	4,672	195,700
Vanguard Wellesley Fund	1,090	57,005
Vanguard Wellington Fund	11,040	575,749
Vanguard Windsor II Fund	26,901	1,467,447
Dreyfus Founders Equity Growth Fund	35,574	174,669
Dreyfus Founders Growth Fund	5,522	59,033
Dreyfus Founders Mid Cap Fund	2,204	9,234
Dreyfus Founders Worldwide Growth Fund	1,286	16,888
Alliance Bernstein Technology Fund	5,047	295,504
Templeton Global Bond Fund	9,148	101,637
MFS Emerging Growth Fund I	1,064	34,657
MFS Massachusetts Investors Growth Stock Fund I	3,678	46,083

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THE RETIREMENT SAVINGS PLAN OF PERSHING LLC

SCHEDULE H, LINE 4(i) - SCHEDULE OF ASSETS HELD AT END OF YEAR (Continued)

Identity of Issue, Borrower, Lessor or Similar Party	Number of Shares Held	Fair Value
Extended Options (continued)
MFS Massachusetts Investors Trust Fund I	1,029	$17,536
MFS Research International Fund	127	2,611
Dreyfus Founders Discovery Fund	2,219	64,825
Credit Suisse Large Cap Value Fund	206,715	212,917
Strong Growth Institutional Fund	4,431	88,586
Vanguard Capital Value Investment Fund	9,479	111,384
Scudder International Fund I	1,169	51,494
Credit Suisse International Focus Fund Common Class	10,331	125,102
Scudder RREEF R.E. I Fund	8,453	172,267
Vanguard Energy Fund	15,254	1,145,588
Vanguard Explorer Fund	5,364	372,369
Vanguard Primecap Fund	12,508	808,117
Vanguard Windsor Fund	5,104	311,221
AIM Constellation Fund I	2,641	65,309
American Century Global Gold Investments Fund	14,373	172,472
Putnam OTC & Emerging Growth Fund	104,604	790,806
Putnam Vista Fund	45,155	445,232
Credit Suisse Emerging Markets Fund	1,966	23,164
Credit Suisse High Income Fund	30,444	258,470
Credit Suisse Select Equity Fund	1,359	16,955
Asset Allocation Growth Fund	44	643
Fidelity MIP II CL 3	29,661	29,661
Tifi Temple Foreign Equity	935	18,950
USAA International	122	2,668
Nations Convertible Securities A	373	6,734
Bank of NY Common Stock	120,873	1,344,105

Total Extended Options		$116,413,544

Loans to Participants	interest rates of Prime, and maturities of less than ten years	$7,414,985

TOTAL INVESTMENTS		$211,395,049